EXHIBIT 99.1

OpenTV Reports Fourth Quarter and Full Year 2007 Results

San Francisco, Calif., February 21, 2008 – OpenTV (NASDAQ GM: OPTV), a leading provider of solutions for the delivery of advanced digital television and advanced advertising solutions, today announced financial results for its fourth quarter and year ended December 31, 2007.

“2007 marked an important year for OpenTV as we refocused our business strategy on our core middleware and advanced advertising businesses and took steps to move the company closer to achieving sustainable profitability. We streamlined our business, disposing of unprofitable operations and consolidating business units to effect a more efficient and nimble operating structure,” commented OpenTV’s Chief Operating Officer and Acting Chief Executive Officer, Ben Bennett. “The deployment of more than 100 million OpenTV-enabled digital devices clearly demonstrates OpenTV’s leadership position. As we move into 2008, we are committed to further growing our business by expanding our distribution channels, remaining focused on the provision of end-to-end turnkey solutions, and continuing to penetrate rapidly growing digital television markets worldwide. In addition, we look to broaden the range of capabilities and technologies supported by our middleware as well as our advanced advertising solutions, in order to continue capitalizing on the growing industry interest in these products.”

OpenTV completed the sale of its PlayJam unit in December 2007. All historic PlayJam-related revenues and costs have been reclassified as a discontinued operation. With the closure of this sale and the company’s prior exit from its NASCAR and betting and gaming product lines, OpenTV has also reorganized its financial reporting to reflect two primary reporting segments: Middleware Solutions and Advertising Solutions. The product lines that were previously part of the Applications and BettingCorp segments now form the basis of the Advertising Solutions segment.

Key Operating Measures of Continuing Operations

USD Millions	Three months ended December 31, 2007	Three months ended December 31, 2006	Change	Twelve months ended December 31, 2007	Twelve months ended December 31, 2006	Change
Revenues	$38.2m	$25.1m	52%	$110.0m	$95.2m	16%
Adjusted EBITDA, before unusual items	$12.1m	$1.0m	$11.1m	$8.3m	$5.0m	$3.3m
Cash, Cash Equivalents and Marketable Debt Securities				$81.8m	$64.9m	26%

Full-Year 2007 Results

For the year ended December 31, 2007, revenues were $110.0 million, 16% higher than revenues of $95.2 million in 2006, reflecting gains in the middleware and advertising product lines that were partially offset by declines in the NASCAR, Participate and betting and gaming product lines. Royalties and licenses for 2007 increased 12% to $73.7 million. Services and other revenues for 2007 increased 24% to $36.2 million. Adjusted EBITDA, before unusual items, improved to $8.3 million for 2007, compared to $5.0 million in 2006.

Net loss for the year ended December 31, 2007 was $5.2 million, or $(0.04) per share, compared to a net loss of $10.8 million, or $(0.08) per share, in 2006.

Cash flows from operations were $16.6 million for 2007, an improvement of $13.6 million over 2006.

As of December 31, 2007, the company had deferred revenue of $24.1 million compared with $25.6 million at the end of 2006.

As of December 31, 2007, OpenTV had cash, cash equivalents and short and long-term marketable debt securities totaling $81.8 million compared to $64.9 million as of December 31, 2006.

Fourth Quarter 2007 Results

For the quarter ended December 31, 2007, revenues were $38.2 million, an increase of 52% over revenues of $25.1 million for the fourth quarter of 2006, primarily driven by the recognition of $10.5 million of previously deferred revenue from UPC Broadband, a division of Liberty Global. Adjusted EBITDA, before unusual items, improved to $12.1 million for the quarter ended December 31, 2007, compared to $1.0 million for the fourth quarter of 2006.

Net income for the fourth quarter of 2007 was $11.0 million, or $0.08 per share, compared to a net loss of $3.4 million, or $(0.02) per share, for the fourth quarter of 2006.

Segment Information (quarter over prior-year quarter comparison)

Revenues

•

For the full year 2007, Middleware Solutions revenues increased by 24% to $97.6 million. In the fourth quarter of 2007, Middleware Solutions revenues were $35.0 million compared to $21.3 million for the same period in the prior year.

•

For the full year 2007, revenues from the Advertising product line increased 17% to $11.5 million. Revenues for the overall Advertising Solutions segment, however, were down $4 million to $12.3 million, primarily reflecting the discontinuation of the NASCAR and betting and gaming product lines in December 2006. In the fourth quarter of 2007, revenues from the Advertising Solutions segment were $3.2 million compared to $3.8 million for the same period in the prior year.

Contribution Margin

•

For the full year 2007, Middleware Solutions contribution margin increased by $4.3 million to $32.0 million. For the fourth quarter, Middleware Solutions contribution margin increased by $9.5 million to $16.4 million.

•

For the full year 2007, Advertising Solutions contribution margin improved by $1.0 million to a loss of $0.3 million. For the fourth quarter, Advertising Solutions contribution margin improved by $1.2 million to $0.6 million.

For 2007, total contribution margin from our operating segments improved to $31.7 million, compared to $26.3 million in 2006. Unallocated corporate overhead was $23.4 million in 2007, $2.1 million more than unallocated corporate overhead of $21.3 million in 2006. For the fourth quarter, total contribution margin improved to $17.0 million in 2007, compared to $6.4 million for the same period in the prior year. Unallocated corporate overhead decreased by $0.5 million for the fourth quarter of 2007 compared to the prior year.

Adjusted EBITDA before unusual items and contribution margin are non-GAAP financial measures. Reconciliations of the differences between these non-GAAP financial measures and net loss, which is the most directly comparable GAAP financial measure, are included at the end of this press release. Additional information regarding the derivation of Adjusted EBITDA and contribution margin and a statement of the relevance to management of this information and its possible usefulness to investors is also included at the end of this release and on the investor relations page of our Web site.

Conference Call Details

OpenTV will conduct a conference call to discuss the Company’s fourth quarter and full year financial results. The details of the call are as follows:

Date and Time:	Thursday, February 21, 2008 at 5 p.m. ET / 2 p.m. PT
Dial-in Number US:	866-578-5784
Dial-in Number International:	617-213-8056
Pass Code:	32797203

Participants:	Ben Bennett, Chief Operating Officer and Acting Chief Executive Officer
Shum Mukherjee, Chief Financial Officer
Mark Beariault, General Counsel

To access a live Web cast of the conference call, please go to the Investor Relations section of the OpenTV Web site at www.opentv.com.

The conference call replay will be available from February 21, 2008 at 7:00pm ET / 4:00pm PT through March 6, 2008 at 11:59pm ET / 8:59pm PT.

Replay Number US:	888-286-8010
Replay Number International:	617-801-6888
Pass Code:	23008120

About Segment Information

Because our business segments reflect the manner in which management reviews our business, they necessarily involve judgments that management believes are reasonable in light of the circumstances under which they are made. These judgments may change over time or may be modified to reflect new facts or circumstances. Segments may also be changed or modified from time to time to reflect technologies and applications that are newly created or that have changed, or other business conditions that evolve, each of which may result in management reassessing specific segments, the elements included therein and the methodologies used to assess segment performance.

Non-GAAP Financial Measures

“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in this release, removes from EBITDA the effects of amortization of intangible assets, share-based compensation expense, other income and expense, and minority interest. “Adjusted EBITDA before unusual items” removes from Adjusted EBITDA the effects of contract amendments that mitigated potential loss positions and restructuring costs.

“Contribution margin,” as used in this release, is defined by the company as segment revenues less related direct or indirect allocable costs, including headcount and headcount-related overhead costs, consulting and subcontractor costs, travel, marketing and network infrastructure and bandwidth costs. Contribution margin excludes unallocated corporate support, interest, taxes, depreciation and amortization, amortization of intangible assets, share-based compensation, impairment of goodwill, impairment of intangibles, other income, minority interest, restructuring provisions, and unusual items such as contract amendments that mitigated potential loss positions. These exclusions reflect costs not considered directly allocable to individual business segments and result in a definition of contribution margin that does not take into account the substantial cost of doing business.

Management believes that “Adjusted EBITDA before unusual items” and “contribution margin” are relevant and useful measures, when considered in conjunction with the comparable GAAP measures, for use by investors in evaluating the operational performance of the company. They are some of the principal measures used by OpenTV’s management to assess the financial performance of its business. OpenTV’s management believes that both Adjusted EBITDA before unusual items and contribution margin provide meaningful information because each measure represents a transparent view of OpenTV’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments and identify strategies to improve operating performance. While OpenTV’s management may consider Adjusted EBITDA before unusual items and contribution margin to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, loss from operations, net loss, cash flow and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, OpenTV’s calculation of Adjusted EBITDA before unusual items and contribution margin may be different from the calculation used by other companies and, therefore, comparability may be affected. OpenTV reconciles Adjusted EBITDA before unusual items and each reported segment’s contribution margin to its consolidated net loss as presented in the accompanying financial statements, because OpenTV believes consolidated net loss is the most directly comparable financial measure presented in accordance with GAAP.

While OpenTV believes that the presentation of non-GAAP financial measures contained in this press release complies with the rules and guidance of the SEC, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, present non-GAAP financial measures other than “Adjusted EBITDA before unusual items,” “Adjusted EBITDA” and “contribution margin” that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.

Cautionary Language Regarding Forward-Looking Information

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: delays in the development or introduction of new versions of our products; technical difficulties with networks or operating systems; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our proprietary information. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Open TV

OpenTV is one of the world’s leading providers of solutions for the delivery of digital and interactive television. The company’s software has been integrated in more than 100 million digital set-top boxes and digital televisions around the world, and enables enhanced program guides, video-on-demand, personal video recording, enhanced television, interactive shopping, interactive and addressable advertising, games and a variety of consumer care and communication applications. For more information, please visit www.opentv.com.

Investor Contacts:	Press Contacts:

Denise Roche /Brad Edwards	Christine Oury
Brainerd Communicators	OpenTV
Tel: +1 212-986-6667	Tel: +1 415-962-5433
roche@braincomm.com	coury@opentv.com
edwards@braincomm.com
Lisa Ruiz-Rogers
Manning, Selvage, and Lee
Tel: +1 323-866-6059
lisa.rogers@mslpr.com

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2007	December 31, 2006 *
	(In thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$58,599	$48,309
Short-term marketable debt securities	20,404	8,681
Accounts receivable, net of allowance for doubtful accounts of $565 and $348 at December 31, 2007 and 2006, respectively	16,655	18,684
Prepaid expenses and other current assets	5,465	5,478
Current assets of discontinued operations	—	2,504

Total current assets	101,123	83,656
Long-term marketable debt securities	2,811	7,928
Property and equipment, net	6,554	7,102
Goodwill	95,082	95,019
Intangible assets, net	12,589	18,477
Other assets	1,896	4,636
Non-current assets of discontinued operations	—	3,946

Total assets	$220,055	$220,764

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,687	$3,879
Accrued liabilities	17,360	15,816
Accrued restructuring	883	416
Deferred revenue	14,992	12,614
Current liabilities of discontinued operations	—	1,660

Total current liabilities	35,922	34,385
Accrued liabilities, net of current portion	2,764	3,121
Accrued restructuring, net of current portion	1,297	1,954
Deferred revenue, net of current portion	9,142	12,987

Total liabilities	49,125	52,447

Commitments and contingencies

Minority interest	451	486

Shareholders’ equity:
Class A ordinary shares, no par value, 500,000,000 shares authorized; 109,657,613 and 107,906,960 shares issued and outstanding, including treasury shares, at December 31, 2007 and 2006, respectively	2,234,614	2,235,495
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,206,154 and 30,631,746 shares issued and outstanding at December 31, 2007 and 2006, respectively	35,953	35,953
Additional paid-in capital	500,162	491,630
Treasury shares at cost, zero and 76,327 shares at December 31, 2007 and 2006, respectively	—	(38)
Accumulated other comprehensive loss	(141)	(261)
Accumulated deficit	(2,600,109)	(2,594,948)

Total shareholders’ equity	170,479	167,831

Total liabilities, minority interest and shareholders’ equity	$220,055	$220,764

*	The condensed consolidated balance sheet at December 31, 2006 has been derived from the company’s audited consolidated financial statements at that date.

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenues:
Royalties and licenses	$25,620	$17,446	$73,735	$65,886
Services and other	12,612	7,645	36,242	29,324

Total revenues	38,232	25,091	109,977	95,210
Cost of revenues:
Royalties and licenses	24	2,091	5,115	7,788
Services and other	13,825	10,019	42,944	33,208

Total cost of revenues	13,849	12,110	48,059	40,996

Gross profit	24,383	12,981	61,918	54,214
Operating expenses:
Research and development	7,669	7,563	32,718	30,687
Sales and marketing	2,147	2,880	10,829	11,857
General and administrative	4,813	4,089	21,563	18,041
Restructuring and impairment costs	295	1,304	267	1,324
Amortization of intangible assets	186	508	1,618	2,082
Impairment of goodwill	—	747	—	747

Total operating expenses	15,110	17,091	66,995	64,738

Gain / (loss) from operations	9,273	(4,110)	(5,077)	(10,524)
Interest income	789	746	3,195	3,016
Other income	2,124	568	2,788	407
Minority interest	9	9	36	37

Profit / (loss) before income taxes	12,195	(2,787)	942	(7,064)
Income tax expense / (benefit)	(77)	701	1,248	2,896

Net profit / (loss) from continuing operations	12,272	(3,488)	(306)	(9,960)
Discontinued operations:
Gain / (loss) from discontinued operations, net of tax	(1,153)	72	(1,091)	(858)
Impairment of assets of discontinued operations, net of tax	(112)	—	(3,764)	—

Net profit / (loss) from discontinued operations	(1,265)	72	(4,855)	(858)

Net profit / (loss)	$11,007	$(3,416)	$(5,161)	$(10,818)

Net income / (loss) per share from continuing operations, basic and diluted	$0.09	$(0.02)	$—	$(0.07)
Net loss per share from discontinued operations, basic and diluted	(0.01)	—	(0.04)	(0.01)

Net income / (loss) per share, basic and diluted	$0.08	$(0.02)	$(0.04)	$(0.08)

Shares used in per share calculation, basic	139,845,242	137,951,811	139,012,431	137,242,329

Shares used in per share calculation, diluted	140,575,305	137,951,811	139,012,431	137,242,329

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(5,161)	$(10,818)
Less: Loss from discontinued operations	(4,855)	(858)

Net loss from continuing operations	(306)	(9,960)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	3,819	3,059
Amortization of intangible assets	5,888	6,981
Share-based compensation	3,267	3,274
Non-cash employee compensation	88	121
Provision for doubtful accounts	700	82
Write-off of accounts receivable	(483)	—
Impairment costs	—	747
Gain on sale of cost investment	(1,739)	—
Loss on disposal of fixed assets	346	24
Minority interest	(35)	(37)
Changes in operating assets and liabilities:
Accounts receivable	1,812	(5,299)
Prepaid expenses and other current assets	1,752	(1,115)
Other assets	2,737	(1,909)
Accounts payable	(1,192)	811
Accrued liabilities	1,187	2,844
Accrued restructuring	(190)	439
Deferred revenue	(1,467)	3,017

Net cash provided by operating activities of continuing operations	16,184	3,079
Net cash provided by (used in) operating activities of discontinued operations	403	(106)

Total net cash provided by operating activities	16,587	2,973

Cash flows from investing activities:
Purchase of property and equipment	(3,398)	(4,642)
Proceeds from disposal of property and equipment	27	—
Proceeds from sale of marketable debt securities	17,646	12,448
Purchase of marketable debt securities	(24,235)	(11,777)

Net cash used in investing activities of continuing operations	(9,960)	(3,971)
Net cash used in investing activities of discontinued operations	(553)	—

Total net cash used in investing activities	(10,513)	(3,971)

Cash flows from financing activities:
Repurchase of employee stock options	(167)	—
Repurchase of treasury shares	(1,305)	—
Capital contribution from the controlling shareholder	5,395	—
Proceeds from issuance of ordinary shares	321	2,454

Net cash provided by financing activities of continuing operations	4,244	2,454

Effect of exchange rate changes on cash and cash equivalents of continuing operations	(178)	480
Effect of exchange rate changes on cash and cash equivalents of discontinued operations	(157)	(549)

Total effect of exchange rate changes on cash and cash equivalents	(335)	(69)

Net increase in cash and cash equivalents of continuing operations	10,290	2,042
Net decrease in cash and cash equivalents of discontinued operations	(307)	(655)

Net increase in cash and cash equivalents	9,983	1,387

Cash and cash equivalents, beginning of period, of continuing operations	48,309	46,267
Cash and cash equivalents, beginning of period, of discontinued operations	307	962

Cash and cash equivalents, beginning of period	48,616	47,229

Cash and cash equivalents, end of period, of continuing operations	58,599	48,309
Cash and cash equivalents, end of period, of discontinued operations	—	307

Cash and cash equivalents, end of period	$58,599	$48,616

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$(1,617)	$(1,415)

Non-cash investing and financing activities:
Conversion of exchangeable shares	$63	$17,576

Value of bonus shares issued to employees	$—	$2,658

Retirement of treasury shares	$1,343	$—

OPENTV CORP.

UNAUDITED SEGMENT INFORMATION AND RECONCILIATION OF

CONTRIBUTION MARGIN AND ADJUSTED EBITDA TO NET PROFIT / (LOSS)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenues:
Middleware solutions
Royalties and licenses	$24,283	$16,022	$68,673	$60,635
Services and other	10,771	5,246	28,973	18,238

Subtotal - Middleware solutions	35,054	21,268	97,646	78,873
Advertising solutions
Royalties and licenses	1,337	1,424	5,062	5,251
Services and other	1,841	2,399	7,269	11,086

Subtotal - Advertising solutions	3,178	3,823	12,331	16,337

Total revenues	$38,232	$25,091	$109,977	$95,210

Contribution Margin / (Loss):
Middleware solutions	$16,420	$6,928	$32,042	$27,713
Advertising solutions	611	(548)	(374)	(1,382)

Total contribution margin	17,031	6,380	31,668	26,331

Unallocated corporate support	(4,899)	(5,363)	(23,416)	(21,349)

Adjusted EBITDA before unusual items	12,132	1,017	8,252	4,982

Restructuring and impairment costs	(295)	(1,304)	(267)	(1,324)

Adjusted EBITDA	11,837	(287)	7,985	3,658
Depreciation and amortization	(1,013)	(871)	(3,819)	(3,059)
Amortization of intangible assets	(1,025)	(1,701)	(5,888)	(6,981)
Share-based and non-cash compensation	(526)	(504)	(3,355)	(3,395)
Interest income	789	746	3,195	3,016
Other income	2,124	568	2,788	407
Minority interest	9	9	36	37
Impairment of goodwill	—	(747)	—	(747)

Profit / (loss) before income taxes	12,195	(2,787)	942	(7,064)
Income tax expense / (benefit)	(77)	701	1,248	2,896

Net profit / (loss) from continuing operations	12,272	(3,488)	(306)	(9,960)
Discontinued operations:
Gain / (loss) from discontinued operations, net of tax	(1,153)	72	(1,091)	(858)
Impairment of assets of discontinued operations, net of tax	(112)	—	(3,764)	—

Net profit / (loss) from discontinued operations	(1,265)	72	(4,855)	(858)

Net profit / (loss)	$11,007	$(3,416)	$(5,161)	$(10,818)